Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Media:	Investors:
Misty Zelent	Christopher Miorin
mzelent@irco.com	christopher.miorin@gardnerdenver.com

Ingersoll Rand Completes Sale of Club Car to Platinum Equity

DAVIDSON, N.C. – June 1, 2021 – Ingersoll Rand Inc. (NYSE:IR), a global provider of mission-critical flow creation and industrial solutions, completed the sale of its Specialty Vehicle Technologies Segment (“Club Car”) to the global private equity firm Platinum Equity. Ingersoll Rand Execution Excellence (IRX), implemented throughout the divestiture process, enabled the company to over deliver on its commitment to complete the sale by the third quarter of 2021.

The all-cash transaction, valued at $1.68 billion (approximately 12.1x 2020 Specialty Vehicle Technologies Segment Adjusted EBITDA), materially reduces Ingersoll Rand’s net leverage to <1.0x and provides significant capital flexibility. The company will use the capital to create long-term value for stockholders, including significant organic and inorganic investment into core, sustainability-oriented, mission-critical flow creation technologies and industrial solutions supported by long-term growth trends.

In addition:
•	The Specialty Vehicle Technologies Segment is not included in the company’s 2021 guidance that was reviewed during Q1 earnings call on April 29, 2021.
•	Results from the Specialty Vehicle Technologies Segment will be reported in discontinued operations for the second quarter of 2021 and comparable prior periods will be recast on a consistent basis.

About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to helping make life better for our employees, customers and communities. Customers lean on us for our technology-driven excellence in mission-critical flow creation and industrial solutions across 40+ respected brands where our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity and efficiency. For more information, visit www.IRCO.com.

About Platinum Equity
Founded in 1995 by Tom Gores, Platinum Equity is a global investment firm with more than $25 billion of assets under management and a portfolio of approximately 40 operating companies that serve customers around the world. The firm is currently investing from Platinum Equity Capital Partners V, a $10 billion global buyout fund, and Platinum Equity Small Cap Fund, a $1.5 billion buyout fund focused on investment opportunities in the lower middle market. Platinum Equity specializes in mergers, acquisitions and operations – a trademarked strategy it calls M&A&O® – acquiring and operating companies in a broad range of business markets, including manufacturing, distribution, transportation and logistics, equipment rental, metals services, media and entertainment, technology, telecommunications and other industries. Over the past 25 years, Platinum Equity has completed more than 300 acquisitions.

Forward-Looking Statements
This news release contains “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including but not limited to, statements that relate to Ingersoll Rand’s sale of the Club Car segment and the expected benefits of the transaction. These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Such risks and uncertainties, include, but are not limited to: Ingersoll Rand’s ability to fully realize the expected benefits of the transaction; negative effects of the announcement or consummation of the transaction on the market price of Ingersoll Rand’s common stock; significant transaction costs and/or unknown liabilities; general economic and business conditions that may impact the companies in connection with the transaction; unanticipated expenses such as litigation or legal settlement expenses; changes in capital market conditions; and the impact of the transaction on the company’s employees, customers and suppliers. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Additional factors that could cause Ingersoll Rand’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” in its most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

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